ARTICLES OF AMENDMENT
                                     OF THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                     THE KELLER MANUFACTURING COMPANY, INC.


The undersigned officers of The Keller Manufacturing Company, Inc. (hereinafter referred to as the "Corporation") existing pursuant to the provisions of the Indiana Business Corporation Law (hereinafter referred to as the "BCL"), desiring to give notice of corporation action effectuating amendment of certain provisions of its Restated Articles of Incorporation, certify the following facts:

                                   ARTICLE I.

                              --------------------

The name of the Corporation is The Keller Manufacturing Company, Inc.

                                   ARTICLE II.

                              --------------------

         Section 1.  Text of the Amendment

         The exact text of Article 4, Section 1 of the Restated Articles of Incorporation of the Corporation, as amended (hereinafter referred to as the "Amendment") now is as follows:

         Article 4, Section 1:

         The total number of shares which the Corporation shall have authority to issue is Forty Million (40,000,000) shares.

         Section 2 Date of Amendment's Adoption.

         The date of the adoption of the amendment is January 22, 1999.

                                  ARTICLE III.

                           Manner of Adoption and Vote

         Section 1.  Action by Directors.

         The Board of Directors of the Corporation, at meetings thereof, duly called, constituted and held on December 18, 1998, at which a quorum of such Board of Directors was present, duly adopted a resolution proposing to the Shareholders of the Corporation entitled to vote in respect of the Amendment that the provisions and terms of Article 4, Section 1 of its Restated Articles of Incorporation be amended so as to read as set forth in the Amendment; and called a meeting of such shareholders, to be held January 22, 1999, to adopt or reject the Amendment, unless the same were so approved prior to such date by unanimous written consent.

         Section 2.  Action by Shareholders:

         The Shareholders of the Corporation entitled to vote in respect of the Amendment, at a meeting thereof, duly called, constituted and held on January 22, 1999, at which a quorum of such shareholders was present adopted the Amendment.

         All holders of Common Shares of the Corporation were entitled to vote as a class in respect of the Amendment.

         The number of shares entitled to vote in respect of the Amendment, the number of shares voted in favor of the adoption of the Amendment, and the number of shares voted against such adoption are as follows:

         Shares outstanding:                         5,844,367
         Shares entitled to vote:                    5,844,367
         Shares represented at Meeting:              4,581,774
         Shares voted in favor:                      4,197,971
         Shares voted against:                         356,391
         Shares abstaining:                             27,412

         The number of votes cast for the amendment was sufficient for its approval.

         Section 3.  Compliance With Legal Requirements:

         The manner of the adoption of the Amendment, and the vote by which it was adopted, constitute full legal compliance with the provisions of the BCL, the Restated Articles of Incorporation, and the Bylaws of the Corporation.

         IN WITNESS WHEREOF, the undersigned officers execute these Articles of Amendment of the Restated Articles of Incorporation of the Corporation, and hereby verify, subject to the penalties of perjury, that the facts contained herein are true, this ________ day of _________________, 1999.

                                 The Keller Manufacturing Company, Inc.


                                 By:_________________________________
                                      (Signature)


                                 ------------------------------------
                                 Robert W. Byrd
                                 Chairman of the Board, President and CEO